EX 99-a
                                                              Form 10-K for 1999
                                                                 File No. 1-8610






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               ------------------

                                    FORM 11-K

                                  ANNUAL REPORT

                               ------------------


                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


                   For the fiscal year ended December 31, 1999


                          Commission File Number l-8610


                              ---------------------

                                SBC SAVINGS PLAN

                              ---------------------



                             SBC COMMUNICATIONS INC.

                    175 E. Houston, San Antonio, Texas 78205

                 Financial Statements, Supplemental Schedules and Exhibits

                                Table of Contents

                                                                           Page

Report of Independent Auditors..............................................1

Financial Statements:

      Statements of Net Assets Available for Benefits as
      of December 31, 1999 and 1998.........................................2

      Statement of Changes in Net Assets Available for Benefits for the
      Year Ended December 31, 1999..........................................3

      Notes to Financial Statements.. ......................................4

Supplemental Schedules:

      Schedule H, Line 4i - Schedule of Assets Held for Investment
      Purposes at End of Year...............................................8

      Schedule H, Line 4j - Schedule of Reportable Transactions............11

Exhibits:

      23-a  Consent of Ernst & Young LLP

                         REPORT OF INDEPENDENT AUDITORS

SBC Communications Inc., Plan Administrator for the SBC Savings Plan

We have audited the accompanying statements of net assets available for benefits of the SBC Savings Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of December 31, 1999 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in our audits of the financial statements, and in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                ERNST & YOUNG LLP

San Antonio, Texas
June 16, 2000


                                SBC SAVINGS PLAN
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                             (Dollars in Thousands)


                                                  December 31,
                                           --------------------------
                                              1999            1998
                                           -----------     ----------
ASSETS

Investments (See Note 3)                 $  6,686,120   $  6,246,235
Cash                                              152              -
Employer contributions receivable                   7          4,566
Dividends and interest receivable                 387            327
Transfers receivable from other plans               -          2,240
Receivable for investments sold                   202          3,522
Other                                              39              -
                                           -----------     ----------

  Total Assets                              6,686,907      6,256,890
                                           -----------     ----------


LIABILITIES

Transfers payable to other plans                    -          2,801
Payable for investments purchased              12,086          4,860
Administrative expenses payable                   646            236
Interest payable                                4,063          3,870
Long-term debt:
   SBC Communications Inc.                     54,762         58,285
   Other                                       28,866         55,367
Other                                              10              -
                                           -----------     ----------

  Total Liabilities                           100,433        125,419
                                           -----------     ----------


Net Assets Available for Benefits        $  6,586,474   $  6,131,471
                                           ===========     ==========

See Notes to Financial Statements.


                                SBC SAVINGS PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (Dollars in Thousands)


Net Assets Available for Benefits,
 December 31, 1998                       $  6,131,471

Additions to Net Assets:
 Contributions and transfers:
  Participant contributions                   201,140
  Employer contributions                       28,986
  Transfers from other plans (See Note 1)     541,080
                                           -----------

                                              771,206
                                           -----------

Investment Income:
 Dividends on SBC common shares                65,529
 Interest                                      40,984
                                           -----------

                                              106,513
                                           -----------


Net appreciation in value of investments       50,278
                                           -----------

   Total Net Additions                        927,997
                                           -----------

Deductions from Net Assets:
  Administrative expenses                       4,559
  Interest expense                             13,981
  Distributions                               454,454
                                           -----------

   Total Deductions                           472,994
                                           -----------


Net Assets Available for Benefits,
 December 31, 1999                       $  6,586,474
                                           ===========

See Notes to Financial Statements.

                                SBC SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1. Plan Description - The SBC Savings Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting of contributions and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

   Participants can invest their contributions in one or more of the following funds in 1% increments: the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund, the Asset Allocation Fund and the Global Equity Fund.

   Company matching contributions are made solely in the form of shares of SBC's common stock held in a leveraged Employee Stock Ownership Plan (ESOP) which is a separate investment account of this Plan.

   The Plan prefunded the ESOP by borrowing Guaranteed Non-Salaried Employees' ESOP Notes due 2005, the repayment of which is guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. The interest rate on the notes range from 6.95% to 8.41%.

   To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

   Bankers Trust Company was the trustee of the Plan until July 5, 1999. Effective July 6, 1999, the Plan's assets were transferred to a successor trustee, Boston Safe Deposit and Trust Company, a wholly owned subsidiary of Mellon Bank, N.A.

   Dividends on shares in the SBC Shares Fund (Fund) are paid into a separate fund known as a Dividend Fund Account (DFA). At the end of the year, dividends held in the DFA are paid out to the participant. The participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units. Interest earned on dividends held in the DFA will be paid into the SBC Shares Fund. During 1999, Plan participants elected to receive $24.3 million in dividend distributions. This amount is included in distributions on the statement of changes in net assets.

   Following the merger of SBC and Southern New England Telecommunications Corporation (SNET) effective October 26, 1998, the Plan merged with the SNET Management Retirement Savings Plan (SNET Plan) effective October 1, 1999. In conjunction with the merger, all assets of the SNET Plan (with the exception of the SBC stock and the guaranteed insurance contracts, which were transferred directly to the Plan) were sold and the cash was transferred to the Plan, together with a proportionate amount of the unallocated SBC common shares and the remaining liability under the loan agreement. $532,279 is included in transfers from other plans on the statement of changes in net assets available for benefits related to this plan merger.

   In addition, the Digital Graphic Advantage 401(k) Savings Plan (DGA Plan) was merged into the Plan effective April 6, 1999 and the SBC Interactive Savings Plan (SBCI Plan) was merged into the Plan effective

   December 1, 1999. $8,618 from the DGA Plan merger and $183 from the SBCI Plan merger is included in transfers from other plans on the statement of changes in net assets available for benefits.

   Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2. Accounting Policies - The values of investments are determined as follows:
   SBC common shares on the basis of the last published sales price as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; common collective trust funds at values obtained from fund managers; and temporary cash investments at cost which approximates fair value.

   Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

   The preparation of financial statements in conformity with United States' generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Certain prior year balances have been reclassified to conform to current year presentation.

3. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1999 or 1998 were:

                                                       1999          1998
                                                    ----------    ----------
   Employee Stock Ownership Plan*
   ------------------------------
   SBC common shares:
      Allocated                                   $  1,280,082   $ 1,193,222
      Unallocated                                 $    228,258   $   363,368

   SBC Shares Fund
   ---------------
   SBC common shares                              $  2,129,807   $ 2,054,632

   Diversified Equity Portfolio Fund
   ---------------------------------
   Barclays Global Investors Equity Index Fund F  $  1,667,335   $ 1,371,187

   Asset Allocation Fund
   ---------------------
   Barclays Global Investors U.S. Tactical Asset
    Allocation Fund F                             $    447,668   $   409,007

   * Nonparticipant Directed

   During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

   Common Stock                             (306,506)
   Common Collective Trusts                  356,784
                                           ----------
   Total                                 $    50,278
                                           ==========

   Contracts with insurance companies are promises by an insurance company to repay principal plus accrued income at contract maturity, subject to the creditworthiness of the issuer. Interest crediting rates are generally established with the contract is purchased and is not reset. For the years ended December 31, 1999 and 1998, the average interest rates earned on the Interest Income Fund's investments in contracts with insurance companies and other financial institutions were 6.04% and 6.40%. At December 31, 1999, the fixed crediting interest rates on these contracts ranged from 5.06% to 8.38%. At December 31, 1998, the fixed crediting interest rates on these contracts ranged from 4.50% to 7.85%.

   The Interest Income Fund invests in both guaranteed investment contracts
   (GICs) and synthetic investment contracts (SICs). SICs differ from GICs in that the assets supporting the SICs are owned by the Plan. The bank or insurance company issues a wrapper contract that allows participant directed transactions to be made at contract value. Wrapper contracts are valued as the difference between the fair value of the supporting assets and the contract value. The assets supporting the SICs are comprised of asset- backed securities, municipal bonds and units of ownership in group trusts with fair values of $155,774 and $12,729 at December 31, 1999 and 1998. The contract values of the SICs at December 31, 1999 and 1998 was $158,760 and $12,831.

4. Nonparticipant-Directed Investments - Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments as of December 31 is as follows:

                                                 1999          1998
                                              -----------   -----------
   Assets
   ------
   SBC common shares:
      Allocated                             $  1,280,082   $ 1,193,222
      Unallocated                                228,258       363,368
   Temporary cash investments                     25,735        17,291
   Cash                                                2             -
   Employer contributions receivable                   -         4,566
   Dividends and interest receivable                 120            75
   Receivable for investments sold                   202           247
                                              -----------   -----------
      Total Assets                             1,534,399     1,578,769
                                              -----------   -----------

   Liabilities
   -----------
   Administrative expenses payable                   106            41
   Interest payable                                4,063         3,870
   Long-term debt                                 83,628       113,652
                                               ----------   -----------
      Total Liabilities                           87,797       117,563
                                              -----------   -----------

      Net Assets Available for Benefits     $  1,446,602   $ 1,461,206
                                              ===========   ===========

                                                               1999
                                                            -----------
   Net Assets Available for Benefits, December 31, 1998    $ 1,461,206

      Employer contributions                                    28,986
      Transfers from other plans                               149,501
      Interest income                                              810
      Dividends                                                 26,147
      Net depreciation in fair value of investments           (132,995)
      Administrative expenses                                     (484)
      Interest expense                                         (13,981)
      Distributions                                            (72,588)
                                                            -----------
                                                               (14,604)
                                                            -----------

   Net Assets Available for Benefits, December 31, 1999    $ 1,446,602
                                                            ===========

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in Note 1). At December 31, 1999, the aggregate principal amounts of long-term debt scheduled for repayment for the years 2000 through 2004 were $23,090, $4,302, $4,616, $4,952 and $3,959. The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31 were:

                                              1999          1998
                                           ----------    ---------

    Carrying Amount                      $    83,628    $ 113,652
                                           ==========    =========

    Fair Value                           $    83,505    $ 118,151
                                           ==========    =========

   The fair values of the ESOP Notes were estimated based on quoted prices. The fair value of the refinancing notes were estimated based on discounted future cash flows using current interest rates.

6. Tax Status - The Internal Revenue Service issued a determination letter on November 4, 1997, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

                                                         1999           1998
                                                     -----------    -----------

   Net assets available for plan benefit per
    the financial statements                       $  6,586,474   $  6,131,471

   Less: Distribution payable to participants                 -          2,389
                                                     -----------    -----------

   Net assets available for plan benefits per
    the Form 5500                                  $  6,586,474   $  6,129,082
                                                     ===========    ===========

   The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1999:


                                                         1999
                                                     -----------
   Distributions to participants per the
    financial statements                           $    454,454

   Add: Distributions payable to participants at
    December 31, 1999                                         -

   Less: Distributions payable to participants
    at December 31, 1998                                  2,389
                                                     -----------

   Distributions to participants per the Form 5500 $    452,065
                                                     ===========

   Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

                                SBC SAVINGS PLAN
                          EIN 43-1301883, PLAN NO. 002

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 AT END OF YEAR
                                December 31, 1999
                             (Dollars in Thousands)


                                         Description of                 Current
  Identity of Issue                        Investment         Cost       Value
  ----------------------------------  --------------------  --------  ----------

  Employee Stock Ownership Plan
  -----------------------------

  * SBC common shares:
       Allocated                       26,258,085 shares  $ 462,047 $ 1,280,082
       Unallocated                      4,682,219 shares     84,103     228,258
  * Boston Safe Deposit and Trust       Temporary cash       25,735      25,735
     Company                             investment         --------  ----------


       Total Employee Stock                                 571,885   1,534,075
        Ownership Plan                                      --------  ----------

  SBC Shares Fund
  ---------------

  * SBC common shares:                 43,684,180 shares              2,129,807
  * Boston Safe Deposit and Trust       Temporary cash                   45,752
     Company                             investment                   ----------

       Total SBC Shares Fund                                   **     2,175,559
                                                                      ----------
  Bond Fund
  ---------

  * Barclays Global Investors           7,006,496 units        **        80,209
     Intermediate Government/                                         ----------
      Corporate Bond Index Fund F

  Diversified Equity Portfolio
  ----------------------------

  * Barclays Global Investors Equity   87,237,045 units        **     1,667,335
     Index Fund F                                                     ----------

                                SBC SAVINGS PLAN
                          EIN 43-1301883, PLAN NO. 002

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                          AT END OF YEAR - (continued)
                                December 31, 1999
                             (Dollars in Thousands)

                                           Description of               Current
  Identity of Issue                          Investment         Cost     Value
  ------------------------------------  --------------------  -------- ---------

  Interest Income Fund
  --------------------
  Allstate Insurance Company               6.81%, 7/5/00                  4,361
  Chase Manhattan Bank                    6.33%, 7/15/04                  5,131
  Continental Assurance Company           6.40%, 12/29/00                 6,700
  GE Life and Annuity Company             7.03%, 12/17/01                 8,016
  Jackson National Life Insurance         6.79% - 6.93%,                 23,472
   Company                                    12/29/00
  John Hancock Insurance Company          5.28% - 6.72%,                 83,247
                                          1/2/01 - 2/3/03
  Metropolitan Life Insurance Company     5.25% - 6.74%,                 65,753
                                         4/15/01 - 3/20/02
  Monumental Life Insurance Company       6.28% - 6.78%,                 23,510
                                        10/15/01 - 12/31/01
  New York Life Insurance Company         5.24% - 6.74%,                 57,437
                                         6/29/01 - 9/1/03
  Prudential Insurance Company of         6.89%, 6/30/00                  7,658
   America
  Travelers Insurance Company             5.40%, 12/31/01                40,098
  Sun America Life Insurance Company       7.51%, 1/5/04                  1,492
  State Street Bank and Trust             6.14%, 5/15/06                 78,435
  Allstate Insurance Company              5.50%, 10/1/02                  3,134
  Bank of America                         6.74%, 8/16/04                 14,591
  Bankers Trust                            6.05%, 1/3/00                 11,908
  Chase Manhattan Bank                    6.37%, 12/1/09                  6,567
  Continental Assurance Company            5.21%, 2/1/06                 11,899
  John Hancock Insurance Company           6.07%, 2/1/02                  3,362
  Mass Mutual Life Insurance Company       6.37%, 7/5/02                  2,779
  Monumental Life Insurance Company       5.98%, 8/16/04                 19,490
  Prudential Life Insurance Company       8.38%, 11/20/00                    89
   of America
  State Street Bank and Trust              5.06%, 6/3/08                  4,738
  Sun America Life Insurance Company       7.81%, 1/2/04                    928
  United of Omaha Life Insurance          6.87%, 12/14/01                 2,004
   Company                                                             ---------
                                                                        486,799
  * Boston Safe Deposit and Trust          Temporary cash                64,290
     Company                                 investment                ---------

       Total Interest Income Fund                               **      551,089
                                                                       ---------


                                SBC SAVINGS PLAN
                          EIN 43-1301883, PLAN NO. 002

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                          AT END OF YEAR - (continued)
                                December 31, 1999
                             (Dollars in Thousands)

                                           Description of                 Current
  Identity of Issue                          Investment         Cost       Value
  ------------------------------------  --------------------  ---------  ----------

  Asset Allocation Fund
  ---------------------
  * Barclays Global Investors U.S.        26,614,520 units        **        447,668
     Tactical Asset Allocation Fund F                                     ----------

  Global Equity Fund

  * Barclays Global Investors U.S.         2,591,703 units                   84,952
     Equity  Market Fund F

  * BZW Barclays EAFE Equity Index         1,249,339 units                   29,200
     Fund E                                                                ---------

      Total Global Equity Fund                                    **        114,152
                                                                           ---------

  Loan Fund
  ---------
  * Loans to Plan Participants             8.75% - 9.50%          **        116,033
                                                                          ----------


     TOTAL                                                              $ 6,686,120
                                                                          ==========

  *  Party-in-Interest

  ** Participant-directed investment, cost not required.


                                SBC SAVINGS PLAN
                          EIN 43-1301883, PLAN NO. 002

            SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the year ended December 31, 1999
                             (Dollars in Thousands)

                                                                                        Current
                                                                                         Value
                                                                                      of Asset on
Identity of Party             Description of      Purchase   Selling       Cost of    Transaction   Net Gain
 Involved                         Assets            Price     Price         Asset        Date       or (Loss)
--------------------------  ------------------- ----------- ----------   ----------  ------------- ----------

Category (iii) transactions
---------------------------

Bankers Trust Company       Pyramid Directed     $  746,105 $       -   $   746,105   $  746,105    $        -
                             Account Cash Fund

Bankers Trust Company       Pyramid Directed     $        - $ 709,548   $   709,548   $  709,548    $        -
                             Account Cash Fund

Bankers Trust Company       SBC Communications   $  466,506 $       -   $   466,506   $  466,506    $        -
                             Inc. Common Stock

Bankers Trust Company       SBC Communications   $        - $ 327,509   $   146,499   $  327,509    $  181,010
                             Inc. Common Stock

Boston Safe Deposit and     TBC Inc. Daily       $  866,201 $       -   $   866,201   $  866,201    $        -
 Trust Company               Liquidity Cash Fund

Boston Safe Deposit and     TBC Inc. Daily       $        - $ 730,659   $   730,659   $  730,659    $        -
 Trust Company               Liquidity Cash Fund


There were no category (i), (ii) or (iv) transactions.

Trustee was not able to break out the nonparticipant directed transactions from the participant directed transactions.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator for the Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                              SBC SAVINGS PLAN

                                              By SBC Communications Inc., Plan
                                              Administrator for the Foregoing
                                              Plan

                                              By  /s/ Karen E. Jennings
                                                 ------------------------
                                                  Karen E. Jennings
                                                  Senior Executive Vice
                                                  President-Human Resources


Date: June 27, 2000

                                  EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
   Number
  ---------

     23-a   Consent of Independent Auditors Ernst & Young LLP.

                                                                         EX 23-a
                                                              Form 11-K for 1999
                                                                 File No. l-8610




                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-88667 and 333-66105) pertaining to the SBC Savings Plan of our report dated June 16, 2000, with respect to the financial statements and supplemental schedules of the SBC Savings Plan included in this Annual Report (Form 11-K) for the year ended
      December 31, 1999.

                                                ERNST & YOUNG LLP

      San Antonio, Texas
      June 23, 2000